Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this ‘‘Agreement’’) is entered into as of November 8, 2005, by and between EMCORE Corporation, a New Jersey corporation (the ‘‘Buyer’’), and Phasebridge, Inc., a Delaware corporation (the ‘‘Seller’’).

WHEREAS, pursuant to an Asset Purchase Agreement, dated as of the date hereof (the ‘‘Asset Purchase Agreement’’; capitalized terms used and not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement) between Buyer and Seller, Buyer will issue unregistered shares of its common stock, no par value per share (the ‘‘Common Stock’’), as part of the consideration paid under the Asset Purchase Agreement (such shares, the ‘‘Subject Stock’’);

WHEREAS, as a condition to Seller’s obligation to close the transactions contemplated under the Asset Purchase Agreement, Buyer has agreed to enter into this Agreement with Seller to provide Seller with ‘‘piggy back’’ registration rights in the Subject Stock; and

WHEREAS, subject to certain limitations set forth in the Asset Purchase Agreement, and in compliance with applicable securities laws, Seller may sell the Subject Stock in a transaction exempt from registration under the Securities Act (defined below) and any applicable state securities laws to a qualified third party investor (‘‘Transferee’’);

NOW, THEREFORE, in consideration of the foregoing, the parties to this Agreement hereby agree as follows:

1.    ‘‘Piggy_Back’’ Registration Rights.

(a)    Notice of Registration.    At any time after the issuance of the Subject Stock and thereafter from time to time, if Buyer shall determine to register any of its Common Stock for sale in an offering for its own account on Form S-3 or a successor or similar form (a ‘‘Buyer Registration’’), or shall register any of its Common Stock on Form S-3 pursuant to a demand request for registration by any holder of Buyer’s Common Stock other than Seller (a ‘‘Third Party Demand Registration’’), Buyer will give to Seller written notice thereof, if practicable at least thirty (30) days prior to the effective date of any such registration statement, and otherwise as promptly as practicable, and include in such registration (subject to Section 1(b) below) all the Subject Stock specified in a written request made by Seller within twenty (20) days after Seller’s receipt of such written notice from Buyer. If such offering is a firm commitment underwritten offering, the right of Seller to have Subject Stock included in a registration pursuant to this Section 1(a) shall be conditioned upon such Seller entering into (together with Buyer and/or the other holders, if any, distributing their securities through such underwriting) an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by Buyer or by the stockholders who have demanded such registration (the ‘‘Buyer Underwriter’’). For clarity, notwithstanding any contrary provision, Seller’s ‘‘piggy back’’ registration rights do not cover a registration by Buyer relating to (i) a registration of an employee compensation plan or arrangement adopted in the ordinary course of business on Form S-8 (or any successor form) or any dividend reinvestment plan, or (ii) a registration of securities on Form S-4 (or any successor form) including, without limitation, in connection with a proposed issuance in exchange for securities or assets of, or in connection with a merger or consolidation with another corporation.

(b)    Cutback.    If the lead managing underwriter of an offering covered by Section 1(a) shall advise Buyer in writing on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of Common Stock (including Subject Stock) requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the Common Stock being offered, then Buyer will include in such registration:

(i)    in the case of a Buyer Registration, first, any shares proposed to be offered by Buyer; second, Subject Stock requested to be registered by Seller; and third, any other shares requested by other stockholders of Buyer to be included in such registration; and

(ii)    in the case of a Third Party Demand Registration, first, any shares proposed to be offered by the stockholder or stockholders exercising their right to cause Buyer to proceed with such Third Party Demand Registration (the ‘‘Initiating Third Party Holders’’), second, any shares proposed to be offered by Buyer, and third, Subject Stock requested to be registered by Seller; and fourth, any other shares requested by other stockholders of Buyer to be included in such registration;

provided, however, that in the event Buyer will not, by virtue of the foregoing cutback mechanism, include in any such registration all of the Subject Stock requested to be included in such registration, Seller may, upon written notice to Buyer given within three (3) days of the time Seller is first notified of such matter, reduce the amount of Subject Stock Seller desires to have included in such registration, whereupon only the Subject Stock, if any, Seller desires to have included will be considered for such inclusion.

2.    Obligations of Buyer.

(a)    Whenever Buyer is required by the provisions of this Agreement to use its reasonable efforts to effect the registration of any Subject Stock under the Securities Act of 1933, as amended, (the ‘‘Securities Act’’), Buyer shall (i) prepare and, as soon as reasonably possible, file with the Securities and Exchange Commission (the ‘‘SEC’’) a registration statement with respect to the shares of Subject Stock, and shall use its reasonable efforts to cause such registration statement to become effective and to remain effective until the earlier of the sale of the shares of Subject Stock so registered or such time as Seller may sell all of the shares of Subject Stock pursuant to Rule 144 within a three (3) month period, (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered pursuant to such registration statement until the earlier of the sale of the shares of Subject Stock so registered or such time as Seller may sell all of the shares of Subject Stock pursuant to Rule 144 within a three (3) month period, and (iii) take all such other action either necessary or desirable to permit the shares of Subject Stock held by Seller to be registered and disposed of in accordance with the method of disposition described herein.

(b)    Notwithstanding the foregoing, if Buyer shall furnish to the purchaser a certificate signed by its Chairman, Chief Executive Officer or Chief Financial Officer stating that (i) filing a registration statement or maintaining effectiveness of a current registration statement would have a material adverse effect on Buyer or its stockholders in relation to any material financing, acquisition or other corporate transaction, or (ii) Buyer has determined in good faith that the filing or maintaining effectiveness of a current registration statement would require disclosure of material information Buyer has a valid business purpose of retaining as confidential, Buyer shall be entitled to postpone filing or suspend the use by Seller of the registration statement for a reasonable period of time, but not in excess of one hundred twenty (120) consecutive calendar days; provided that such suspension shall apply to Seller only if it applies to all parties disposing of shares in the registration. The Buyer shall be entitled to exercise such suspension rights up to two (2) times in any calendar year.

(c)    In connection with any registration statement, the following provisions shall apply:

(1)    The Buyer shall furnish to Seller, prior to the filing thereof with the SEC, a copy of any registration statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and shall use its reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as Seller and its counsel reasonably may propose.

(2)    The Buyer shall take such action as may be necessary so that (i) any registration statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’) and the respective rules and regulations thereunder, (ii) any registration statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any prospectus forming part of any registration statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3)    The Buyer shall advise Seller and, if requested by Seller, confirm such advice in writing: (i) when a registration statement and any amendment thereto has been filed with the SEC and when the registration statement or any post effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to the registration statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by Buyer of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (v) of the happening of any event that requires the making of any changes in the registration statement or the prospectus so that, as of such date, the registration statement and the prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus relating to the Subject Stock until the requisite changes have been made).

(4)    The Buyer shall use its reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the registration statement relating to the Subject Stock.

(5)    The Buyer shall furnish to Seller with respect to the registration statement relating to the Subject Stock, without charge, such number of copies of such registration statement and any post-effective amendment thereto, including financial statements and schedules, and all reports, other documents and exhibits (including those incorporated by reference) as Seller shall reasonably request.

(6)    The Buyer shall furnish to Seller such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) relating to the Subject Stock, in conformity with the requirements of the Securities Act, as Seller may reasonably request in order to effect the offering and sale of the shares of Subject Stock to be offered and sold, but only while Buyer shall be required under the provisions hereof to cause the registration statement to remain current, and Buyer consents (except during any continuance or suspension described in this Agreement) to the use of the Prospectus or any amendment or supplement thereto by Seller in connection with the offering and sale of the Subject Stock covered by the Prospectus or any amendment or supplement thereto.

(7)    Prior to any offering of Subject Stock pursuant to any registration statement, Buyer shall use its reasonable efforts to register or qualify the shares of Subject Stock covered by such registration statement under the securities or blue sky laws of such states as Seller shall reasonably request, maintain any such registration or qualification current until the earlier of (i) the sale of the shares of Subject Stock so registered, or (ii) ninety (90) days subsequent to the effective date of the registration statement, and do any and all other acts and things either reasonably necessary or advisable to enable Seller to consummate the public sale or other disposition of the shares of Subject Stock in jurisdictions where Seller desires to effect such sales or other disposition; provided, however, that Buyer shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not to subject or to qualify as a foreign corporation in any jurisdiction where Buyer is not so qualified.

(8)    In connection with any offering of shares of Subject Stock registered pursuant to this Agreement, Buyer shall (i) furnish Seller, at Buyer’s expense, on a timely basis with certificates free of any restrictive legends representing ownership of the shares of Subject Stock being sold in such denominations and registered in such names as Seller shall request, and (ii) instruct the transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to the shares of Subject Stock.

(9)    Upon the occurrence of any event contemplated by paragraph 2(c)(3)(v) above, Buyer shall prepare a post effective amendment to any registration statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Subject Stock included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Buyer notifies Seller of the occurrence of any event contemplated by Sections 2(b) or 2(c)(3)(v) above, Seller shall suspend the use of the prospectus until the requisite changes to the prospectus have been made.

(10)    The Buyer shall, if requested, include or incorporate in a prospectus supplement or post-effective amendment to a registration statement, such information as the managing underwriters administering an underwritten offering of the Subject Stock registered thereunder reasonably request to be included therein and to which Buyer does not reasonably object and shall make all required filings of such prospectus supplement statement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment.

(11)    The Buyer will use its reasonable efforts to cause the Subject Stock to be admitted for quotation on the Nasdaq National Market or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the effective date of any registration statement hereunder.

(12)    The Buyer will provide a transfer agent and registrar for all Subject Stock registered pursuant to this Agreement and a CUSIP number for all such Subject Stock, in each case not later than the effective date of such registration.

(d)    With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Subject Stock to the public without registration, Buyer agrees to:

(1)    Make and keep public information available, as those terms are understood and defined in and interpreted under Rule 144 (or any successor provision) of the Securities Act, at all times;

(2)    During the term of this Agreement, to furnish to Seller upon request (i) a copy of the most recent annual or quarterly report of Buyer, and (ii) such other reports and documents of Buyer as Seller may reasonably request in availing itself of any rule or regulation of the SEC allowing Seller to sell any such securities without registration.

(e)    The Buyer shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration, whether or not any stockholder has elected to include securities in such registration.

3.    Expenses.    Buyer shall pay all fees and expenses incurred in connection with the performance of Buyer’s obligations under Sections 1 and 2 hereof, including without limitation all SEC and blue sky registration and filing fees, printing expenses, transfer agents’ and registrars’ fees, and the reasonable fees and disbursements of Buyer’s outside counsel and independent accountants incurred in connection with the preparation, filing and amendment of any registration statement authorized by this Agreement. Seller will pay all customary underwriting or brokerage commissions and discounts with respect to the Subject Stock, as well as any fees for counsel to Seller.

4.    ‘‘Lock-Up’’ Agreement.    Seller agrees (and will require as a condition of any sale of the Subject Stock in a private placement that the Transferee also agree), if so requested by the Buyer and an underwriter of Common Stock or other securities of the Buyer, not to sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, whether in privately-negotiated or open-market transactions, any Common Stock or other securities of the Buyer held by it or which it has the right to acquire up to 180-days following the effective date of a registration statement filed with the SEC in connection with an offering in connection with which Seller has been allowed to register all or part of the Subject Shares as requested by Seller, or such shorter period as such underwriter shall have advised the Buyer in writing is adequate to permit the successful and orderly distribution of such Common Stock or other securities; provided however, that (i) such ‘‘lock-up’’ agreement shall be in writing and in form and substance reasonably satisfactory to the Buyer and such underwriter; and (ii) if Seller is notified by the lead managing underwriter that the amount of Subject Stock to be registered must be reduced in accordance with the cutback mechanism provided for in Section 1 above, Seller may elect in writing not to have any of its Subject Stock included in such registration, in which case Seller shall not be subject to the lock-up provisions of this Section 4 with respect to such registration.

5.    Indemnification and Contribution.

(a)    Indemnification by Buyer.    In the case of any offering registered pursuant to this Agreement, Buyer agrees to indemnify and hold Seller and each underwriter engaged by Seller (if any) of shares of Subject Stock under such registration statements and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act harmless against any and all losses, claims, damages, liabilities or amounts paid in settlement as permitted by this Agreement to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them, from time to time upon request, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or any amendment thereto) relating to the sale of such shares of Subject Stock, including all documents incorporated therein by reference, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if Buyer shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement or contained in the prospectus (as amended or supplemented if Buyer shall have filed with the SEC any amendment thereof or supplement thereto), if used within the period during which Buyer shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 5(a) shall not apply to such losses, claims, damages, liabilities or actions which shall arise from the sale of shares of Subject Stock to any person if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been (x) made in reliance upon and in conformity with information furnished in writing to Buyer by Seller or any underwriter engaged by Seller specifically for use in connection with the preparation of the registration statement or any such amendment thereof of supplement thereto, or (y) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by Buyer with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall have been sent or given to such person at or prior to the confirmation to him of such sale.

(b)    Indemnification by Seller.    In the case of each offering registered pursuant to this Agreement, Seller agrees (and will require as a condition of any sale of the Subject Stock in a private placement that the Transferee also agree) in the same manner and to the same extent as set forth in Section 5(a) of this Agreement to indemnify and hold harmless Buyer and each person, if any, who controls Buyer within the meaning of Section 15 of the Securities Act, its directors and those officers of Buyer who shall have signed any such registration statement with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration document (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to Buyer by Seller specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof of supplement thereto.

(c)    Notice of Claims.    Each party indemnified under Section 5(a) or Section 5(b) of this Agreement shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served on such indemnified party. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in Section 5(a) or Section 5(b) of this Agreement, unless the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that if any indemnified party or parties reasonably determine that there may be legal defenses available to such indemnified party that are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party shall not be entitled to assume such defense. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable to such indemnified party under Section 5(a) or Section 5(b) of this Agreement for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from its own counsel for all indemnified parties in connection with any one action of separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d)    In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Section 5 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, Buyer, Seller shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity incurred by Buyer and Seller as incurred; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person that was not guilty of such fraudulent misrepresentation. As between Buyer, on the one hand, and Seller, on the other hand, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of Buyer, on the one hand, and Seller, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of Buyer, on the one hand, and of Seller, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Buyer, on the one hand, or by on behalf of Seller, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Buyer and Seller agree that it would not be just and equitable if contribution pursuant to this Section 5 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 5(d), each person who controls Buyer or Seller within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Seller or Buyer, as the case may be. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

(e)    The Buyer may require, as a condition to entering into any underwriting agreement with respect to the registration of Subject Stock, that Buyer shall have received an undertaking reasonably satisfactory to it from each underwriter named in any such underwriting agreement, severally and not jointly, to comply with the provisions of paragraphs (a) through (d) of this Section 5.

(f)    The obligations of Buyer and Seller under this Section 5 shall survive the completion of any offering of Subject Stock in a registration statement.

6.    Notices.    Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by nationally-recognized overnight courier via next-business-day service to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

(i)	If to Buyer, to it at:

EMCORE Corporation
145 Belmont Drive
Somerset, New Jersey 08873
Attention:    Legal Department
Facsimile:    (732) 764-9512

with a copy to:

Jenner & Block, LLP
601 13th Street, NW
Washington, DC 20005
Attention:    John E. Welch
Facsimile:    (202) 637-6374

(ii)	If to Seller, to it at:

Phasebridge, Inc.
Attention:    CEO
859 S. Raymond Ave.
Pasadena, CA 91105
(626) 584-9042

with a copy to:

Brown Raysman Millstein Felder and Steiner, LLP
1880 Century Park East, Suite 1200
Los Angeles, CA 90067
Attention:    Stephen P. Rothman
Facsimile:    (310) 712-8383

All such notices and communications shall be effective when received by the addressee.

7.    Governing Law.    This Agreement shall be governed in all respects by the internal laws of the State of New York as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

8.    Entire Agreement; Amendments.    This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

9.    Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

10.    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11.    Termination of Buyer Obligation.    All registration rights provided hereunder shall terminate upon such time as Seller is able to sell all of the Subject Stock without registration under the Securities Act or any successor provision thereto during any single three (3) month period.

12.    No Transfer or Assignment or Registration Rights.    The registration rights set forth in this Agreement shall not be transferable or assignable by Seller, except to the extent permitted under the Asset Purchase Agreement, and in a transaction that is exempt from registration under the Securities Act and any applicable state securities laws; provided that the Transferee shall agree in writing to be subject to all terms and conditions of this Agreement, including without limitation the lock-up provisions of Section 4 and the indemnification and contribution provisions of Section 5. Following any transfer of such rights permitted by this Section 12, the term ‘‘Seller’’ as used in this Agreement will be deemed to include such Transferee.

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SIGNATURE PAGE — REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date set forth above.

EMCORE CORPORATION, a New Jersey corporation
By:	/s/ Ian T. Graham
Name:	Ian T. Graham
Title:	VP & Deputy General Counsel
PHASEBRIDGE, INC., a Delaware corporation
By:	/s/ Dana Waldman
Name:	Dana Waldman
Title:	Chief Executive Officer